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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 4, 1999, except for Note 9 as to which the date is March 25, 1999, with respect to the consolidated financial statements of KeraVision, Inc. included in the Proxy Statement of Transcend Therapeutics, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4), File No. 333-77583 and related Prospectus of KeraVision, Inc., for the registration of shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

San Jose, California
April 30, 1999